FORM 8-A

Securities and Exchange Commission

Washington, D.C. 20549

For registration of certain classes of securities

pursuant to section 12(b) or (g) of the

Securities Exchange Act of 1934

Macquarie Global Infrastructure Total Return Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	34-2045907
(State of incorporation)	(I.R.S. Employer Identification No.)

600 Fifth Avenue, 21st Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock ($.001 par value)	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-124793

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Incorporated by reference to the Registrant’s registration statement on Form N-2, filed on May 11, 2005 (File No. 333-124793).

Item 2. Exhibits.

(a)	Articles of Amendment and Restatement.

(b)	Bylaws*

(c)	Form of Stock Certificate*

*	Incorporated by reference to the Registrant’s registration statement on Form N-2, filed on May 11, 2005 (File No. 333-124793).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in New York, New York on the 21st day of July 2005.

Macquarie Global Infrastructure Total Return Fund Inc.

By:	/s/ Jon Fitch*
Jon Fitch
President

*By:	/s/ Li-Wen Kang
Li-Wen Kang
Attorney-in-Fact